Exhibit 99.1

Jupiter Wellness Developing Novel Women’s Sexual Health Product

JUPITER, FL / ACCESSWIRE / July 6, 2022 / Jupiter Wellness, Inc. (Nasdaq: JUPW) today announced it is developing RJ-101 a new product with a novel mechanism of action in the women’s sexual wellness category. It is covered by 2 issued patents, US #10,357,452 and US #10,064,816, RJ-101 when applied to the nipple-areola area of the breast contracts the smooth muscle thus erecting the nipple and increasing its sensitivity. Through the recent acquisition of Applied Biology assets, Jupiter Wellness holds a broad IP position on the use of topical alpha-1 agonists for the treatment of sexual dysfunction. Clinical trials have shown efficacy and safety in improving female nipple sensitivity and concomitantly enhanced sexual arousal, lubrication, and orgasm in pre- and post-menopausal women.

“This treatment addresses a wide range of clinical indications including female orgasmic disorder, nipple neuropathies following breast augmentation, and orgasmic adverse events in breast cancer survivors. In addition, this treatment can be used to improve orgasmic response in normal women,” said Brian John, CEO of Jupiter Wellness. “We are excited to complete the development of RJ-101 started by Dr. Andy Goren and the team at Applied Biology and to bring this novel approach to the market. I believe this product is not only an excellent treatment for people with breast cancer but as a women’s sexual health product as well.”

About Jupiter Wellness

Jupiter Wellness translates innovative health science into revolutionary products aimed at skin, hair, sexual wellness, and general health. Our approach is defined by proven mechanisms of action, validated manufacturing processes, and controlled clinical trials. Our development pipeline includes products to address psoriasis, eczema, burns, herpes, cold sores, and skin cancer. Jupiter Wellness generates revenue from a growing line of over-the-counter skin care products, wellness brands sold through retail channels, and the licensing of our intellectual property and proprietary formulations. For more information, please visit www.JupiterWellness.com.

Media Contact

Phone: 561-244-7100

Email: media@JupiterWellness.com

Investor Contact

Phone: 561-244-7100

Email: investors@jupiterwellness.com

Forward-Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations, or other circumstances that exist after the date on which the forward-looking statements were made.

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